EXHIBIT 3.1(i)


ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89781-4520
                                  Filed in the office of    Document Number
                                   Ross Miller              20100852813-10

                                   Secretary of State       Filing Date and Time
                                   State of Nevada          11/12/2010 4:00 PM

                                                            Entity Number
                                                            C12587-2000

                            Certificate of Amendment
                      (PURSUANT TO NRS 78.385 and 78.390)

             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)


1. Name of corporation:
China Crescent Enterprises, Inc.

2. The articles have been amended as follows:
To increase the number of shares of the Company's authorized $0.001 par value common stock from 1,000,000,000 (one billion) common shares 3,000,000,000 (three billion) common shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date of filing: (optional)

5. Signature: (required)


/s/ Philip J. Rauch
----------------------------------
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.